                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               GMX RESOURCES INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)   Title of each class of securities to which transaction applies:
           ______________________.

      2)   Aggregate number of securities to which transaction applies:
           ______________________.

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ___________________.

      4)   Proposed maximum aggregate value of transaction: _________________.

      5)   Total fee paid: ___________________.

[_]   Fee  paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid: __________________.

      2)   Form, Schedule or Registration Statement No.: _________________.

      3)   Filing Party: __________________________.

      4)   Date Filed: ___________________________.

                               GMX RESOURCES INC.
                         9400 North Broadway, Suite 600
                          Oklahoma City, Oklahoma 73114
                                 (405) 600-0711

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 30, 2002

TO THE SHAREHOLDERS OF GMX RESOURCES INC.:

     The Annual Meeting of Shareholders of GMX Resources Inc. (referred to herein as the "Company" or "GMX"), will be held on Friday, May 30, 2002 at 10:00 a.m. at The Waterford Marriott Hotel, Chapter Room, 6300 Waterford Boulevard, Oklahoma City, Oklahoma 73118, for the following purposes:

     1. To elect four directors for the ensuing year and until their successors are elected and qualified.

     2. To transact such other business as may come before the meeting or any adjournment thereof.

     The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to the shareholders, unless required by applicable law or the bylaws of the Company.

     Only shareholders of record at the close of business on April 16, 2002 are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available at the meeting and at the Company's principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for ten days before the meeting.

     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Ken L. Kenworthy, Sr.
                                       ---------------------------------------
                                       Ken L. Kenworthy, Sr., Secretary
Oklahoma City, Oklahoma
April 26, 2002

                               GMX RESOURCES INC.
                         9400 North Broadway, Suite 600
                          Oklahoma City, Oklahoma 73114
                                 (405) 600-0711

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 30, 2002

     The following information is furnished in connection with the Annual Meeting of Shareholders (the "Annual Meeting") of GMX Resources Inc., an Oklahoma corporation, to be held on Friday, May 30, 2002 at 10:00 a.m. at The Waterford Marriott Hotel, Chapter Room, 6300 Waterford Boulevard, Oklahoma City, Oklahoma 73118. This Proxy Statement will be mailed on or about April 26, 2002 to holders of record of common stock as of the record date.

     The record date and time for determining shareholders entitled to vote at the Annual Meeting have been fixed at the close of business on April 16, 2002. On that date, the Company had outstanding 6,550,000 shares of common stock. Each outstanding share of common stock is entitled to one vote.

     The enclosed proxy for the Annual Meeting is being solicited by the Company's board of directors. The Company will bear the entire cost of such solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                              ELECTION OF DIRECTORS

         The board of directors has established the size of the board as four and has nominated the current four members of the board for re-election. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. Should any of the nominees named below cease to be a nominee at or prior to the Annual Meeting, the shares represented by the enclosed proxy will be voted in favor of the remainder of the nominees named below and for such substitute nominees, if any, as may be designated by the board of directors and nominated by either of the proxies named in the enclosed proxy. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

         The board of directors recommends that the shareholders vote "FOR" the named nominees.

         The nominees for directors of the Company are as follows:

Name                        Age       Position Currently Held            Director of GMX
----                        ---       -----------------------            ---------------
                                                                              Since
                                                                              -----
Ken L. Kenworthy, Jr.       45        President, Chief Executive              1998
                                      Officer and Director
Ken L. Kenworthy, Sr.       67        Executive Vice President,               1998
                                      Secretary, Treasurer, Chief
                                      Financial Officer and Director
T. J. Boismier              67        Director                                2001
Steven Craig                45        Director                                2001

         The following is a brief description of the business background of each of our directors.

         Ken L. Kenworthy, Jr. is a co-founder of GMX and has been President and a director since the Company's inception in 1998. In 1980, he founded OEXCO Inc., a privately held oil and gas company, which he managed until 1995 when its properties were sold for approximately $13 million. During this period OEXCO operated 300 wells and drilled and discovered seven fields and dozens of new zones. During this same period, he formed and managed a small gas gathering system. From 1995 until he founded GMX in 1998, Mr. Kenworthy was a private investor. From 1980 to 1984, he was a partner in Hunt-Kenworthy Exploration which was formed to share drilling and exploration opportunities in different geological regions. Prior to 1980, he held various geology positions with Lone Star Exploration, Cities Service Gas Co., Nova Energy, and Berry Petroleum Corporation. He also served as a director of Nichols Hills Bank, a commercial bank in Oklahoma City, Oklahoma for ten years before it was sold in 1996 to what is now Bank of America. He is a member of the American Association of Petroleum Geologists and Oklahoma City Geological Society.

     Ken L. Kenworthy, Sr. is a co-founder of GMX and has been Executive Vice President, Chief Financial Officer and a director since the Company's inception in 1998. From 1993 to 1998, he was principal owner and Chairman of Granita Sales Inc., a privately-held frozen beverage manufacturing distribution company. Prior to that time, he held various financial positions with private and public businesses, including from 1970 to 1984, as vice president, secretary-treasurer, chief financial officer and a director of CMI Corporation, a New York Stock Exchange listed company which manufactures and sells road-building equipment. He has held several accounting industry positions including past president of the Oklahoma City Chapter National Association of Accountants, past vice president of the National Association of Accountants and past officer and director of the Financial Executives Institute.

     T. J. Boismier is founder, President and Chief Executive Officer of T. J. Boismier Co., Inc., a privately held mechanical contracting company in Oklahoma City, Oklahoma, which designs and installs plumbing, heating, air conditioning and utility systems in commercial buildings, a position he has held since 1961. He became a director in February 2001 simultaneously with the completion of the Company's initial public offering.

     Steven Craig is the Chief Energy Analyst for Elliott Wave International, a securities market research and advisory company located in Gainesville, Georgia, which is one of the world's largest providers of market research and technical analysis. As Chief Energy Analyst, Mr. Craig provides in-depth analysis and price forecasts of the major NYMEX and IPE energy markets to an institutional clientele that spans the gamut of the energy industry. Prior to joining Elliott Wave International in January 2001, he provided risk management services to Central and South West, one of the largest natural gas consumers in the U.S. prior to its merger with American Electric Power in June 2000 and independent oil and gas producer Kerr-McGee. He became a director in August 2001 upon the resignation of Paul Malloy.

     Ken Kenworthy, Sr. is the father of Ken Kenworthy, Jr. and Kyle Kenworthy.

Board Committees and Meetings

Board Committees

     Our board of directors has an Audit Committee and a Compensation Committee each consisting of Messrs. T. J. Boismier and Steven Craig. As of the date of this Proxy Statement, each of the Audit Committee members meets the independence standards under the Nasdaq Stock Market rules.

     The board of directors does not have a nominating committee. The entire board performs this function and evaluates and recommends nominees for election to the board of directors. Although there is no formal procedure for shareholders to recommend nominees for the board of directors, the board will consider such recommendations if submitted in writing addressed to the Secretary of the Company.

Audit Committee

     The Audit Committee functions include recommending to the board of directors the engagement of GMX's independent public accountants, reviewing with such accountants the results and scope of their auditing engagement and various other matters. This committee met two times in 2001. The Committee operates under a written charter adopted by the board of directors.

Compensation Committee

     The Compensation Committee is responsible for establishing compensation policies and levels for our chief executive officer and other senior officers. The Committee makes recommendations to the board of directors of the Company with respect to the various executive compensation plans which have been or may be adopted by the Company, as well as the specific compensation levels of executive officers. This Committee met three times in 2001 to discuss and recommend increases in compensation and the granting of stock options for certain of our executive officers.

Board of Directors Meetings

     During the year ended December 31, 2001, the board of directors held six meetings and acted by unanimous written consent without a meeting zero times. All directors attended 100% of the meetings held during 2001 by the board of directors.

Compensation of Directors

     Nonemployee directors, T. J. Boismier and Steven Craig, receive $750 for each board and $500 for each committee meeting which they attend. We have also granted options to our nonemployee directors. Mr. Boismier received an option on February 12, 2001 to purchase 10,000 shares of common stock at a price of $8.00 per share (the initial public offering price of our units) which will vest at a rate of 25% per year for each year of continued service. Mr. Boismier received an additional option on March 16, 2001 (when our units split into common stock and warrants) to purchase 5,000 shares of common stock at a price of $4.03 per share (the market price of our common stock on the date of grant), also vesting at 25% per year for each year of continued service. Mr. Craig received an option on September 10, 2001 to purchase 10,000 shares of common stock at a price of $5.00 which also will vest at a rate of 25% per year for each year of continued service.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

         The executive officers of the Company are as follows:

Name                       Age       Position
----                       --        --------
Ken L. Kenworthy, Jr.      45        President, Chief Executive Officer and
                                     Director

Ken L. Kenworthy, Sr.      67        Executive Vice President, Secretary,
                                     Treasurer, Chief Financial Officer and
                                     Director

Kyle Kenworthy             40        Vice President--Land

Jon Stromberg              63        Vice President--Operations

         The executive officers of the Company are elected by the board of directors and serve at its discretion. The following is a brief description of the business background of each of the executive officers who are not directors of the Company. For the descriptions of the business background of Ken L. Kenworthy, Jr. and Ken L. Kenworthy, Sr., see "Election of Directors - Nominees."

         Kyle Kenworthy became Vice President of Land for the Company in March, 1999. From 1997 until he joined the Company, he was an independent petroleum landman, performing contract land services for other oil and gas companies, and from 1992 to 1997 he was an independent real estate investor and manager. Prior to that time, he was employed by H&K Exploration and OEXCO Inc. in various geological, accounting and land management positions. Over a 12 year period at OEXCO, Mr. Kenworthy helped structure and managed an aggressive drilling program in Oklahoma City and surrounding areas for over 300 company operated wells.

         Jon Stromberg became Vice President of Operations for the Company on October 1, 2000. From 1990 until he joined the Company, Mr. Stromberg was an independent consulting engineer based in Oklahoma City, Oklahoma, providing drilling, production, reservoir management and reserve engineering services to various companies including GMX. Mr. Stromberg is a registered petroleum engineer and is a member of the Society of Petroleum Engineers.

Significant Employee

         On February 6, 2001, we employed William A. Buntyn as an operations manager with responsibilities for supervising drilling, completion and production operations. Since 1992, Mr. Buntyn was a self-employed drilling, completion and production consultant for various companies. From 1984 to 1992, he was vice-president of operations of OEXCO, Inc.

         On November 11, 2001, we employed Keith Leffel as our natural gas marketer and pipeline operations manager. Since 1986, Mr. Leffel formed and operated GKL Energy Services Company, a company that assisted producers with gas marketing services.

Executive Compensation

         The following table sets forth information with respect to compensation received by the chief executive officer of GMX and the other executive officers of GMX.

                                             Summary Compensation Table

                                                               Annual Compensation
                                                           ---------------------------
                                                                               Other Annual           All Other
Name and Principal Position                   Year     Salary      Bonus       Compensation         Compensation/(3)/
---------------------------                  -----     -------     ------      ------------         ------------
Ken L. Kenworthy, Jr.                         1999     $ 86,500   $  -       $       -            $        -
    President and Chief Executive             2000      135,000      -               -                     -
    Officer                                   2001      166,700     30,000           -                    5,104


Ken L. Kenworthy, Sr.                         1999       96,500      -               -                     -
    Executive Vice President, Secretary,      2000      125,000      -               -                     -
    Treasurer and Chief Financial Officer     2001      166,700     30,000           -                    5,104


Kyle Kenworthy                                1999       40,000      1,000           -                     -
    Vice President--Land                      2000       46,500      4,000           -                     -
                                              2001       56,700      5,000           -                    1,658


Jon Stromberg                                 2000       27,000(1)   4,000       50,659/(2)/               -
    Vice President-Operations                 2001      107,000      4,000           -                    3,375

    (1) Salary from date of employment on October 1, 2000 through December 31, 2000. Prior to October 1, 2000, Mr. Stromberg served as an independent consultant.

    (2)  See "Certain Transactions".

    (3) All Other Compensation includes amounts contributed by GMX for the account of the named individual to GMX's 401(k) plan.

         We increased the base salaries of certain of our executive officers to a level comparable to similarly sized oil and gas companies to $175,000 for Messrs. Kenworthy, Jr. and Kenworthy, Sr., effective February 1, 2001, and to $72,000 per year for Kyle Kenworthy.

       The following table summarizes the options granted to the named executive officers in 2001.

                      Number of          % of Total
                      Securities       Options Granted
                      underlying       to Employees in   Exercise Price     Expiration
 Name               options granted         2001           per Share           Date
----------------------------------------------------------------------------------------
Kyle Kenworthy           10,000             8.00%            $8.00           2/16/2010
                          5,000             4.00%            $4.03           3/16/2010
Jon Stromberg            10,000             8.00%            $8.00           2/16/2010
                          5,000             4.00%            $4.03           3/16/2010


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2002, by (i) each person or group of affiliated persons known to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

       As of March 31, 2002, there were 6,550,000 shares of common stock outstanding. Except as otherwise listed below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

                                                  Number of
Beneficial Owner                                   Shares       Percent of Total
----------------                                  ---------     ----------------

Ken L. Kenworthy, Jr. /(1)(2)/ ...............      967,324           14.8%
Karen Kenworthy /(5)/ ........................      967,324           14.8%
Ken L. Kenworthy, Sr. /(2)/ ..................      967,324           14.8%
Jon Stromberg /(3)/ ..........................      100,500            1.5%
T. J. Boismier /(4)(3)/ ......................        7,500             *
Steven Craig .................................            0             *
Kyle Kenworthy /(3)/ .........................        2,500             *
All executive officers and directors
  as a group (7 persons) .....................    3,012,472           45.9%

________________________

*        Less than 1%.

(1) Shares owned by Mr. Kenworthy, Jr. excludes 967,338 shares owned by his wife as to which he disclaims beneficial ownership.

(2) The business address of Messrs. Kenworthy, Jr. and Kenworthy, Sr. is 9400 North Broadway, Oklahoma City, Oklahoma 73114.

(3) Includes for each person 2,500 shares underlying options granted to these individuals which each person has the right to exercise within 60 days of March 31, 2002. See "Election of Directors - Compensation of Directors" and "Executive Compensation and Other Information - Executive Compensation".

(4) Includes 5,000 shares which Mr. Boismier has the right to acquire upon exercise of Class A and Class B warrants.

(5) Shares owned by Karen Kenworthy excludes 967,324 shares owned by her husband Ken L. Kenworthy, Jr., as to which she disclaims beneficial ownership.


                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

       KPMG LLP served as our independent accountants for the year ending December 31, 2001 and, although they have not been formally selected, they are expected to be selected as our independent accountants for the year ending December 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

       On October 10, 2000, we terminated Wright & McAfee and elected to engage KPMG LLP to audit our financial statements as of December 31, 1999 and for the year then ended due to KPMG's more extensive experience with publicly-held companies. Wright & McAfee's report on our financial statements for the year ended December 31, 1998 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Wright & McAfee on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure for the year ended December 31, 1998 and through October 10, 2000. The decision to change accountants was approved by the board of directors.

Audit and Other Fees

       For the fiscal year ended December 31, 2001, the Company paid the following fees to KPMG LLP:

                  Audit and Review Fees                       $55,000

                  Financial Information Systems Design
                    and Implementation Fees                         0

                  All Other Fees                              $56,250



       "All Other Fees" include services related to registration statements filed with the Securities and Exchange Commission. The Audit Committee of the board of directors has considered and determined that the provision of the services covered by "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

Report of the Audit Committee

     The Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

     The Committee has received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1, relating to their independence, and the Committee discussed with the independent accountants that firm's independence.

     Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the board of directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires directors and executive officers of the Company and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission. The Company is required to disclose delinquent filings of reports by such persons.

     Based on a review of the copies of such reports and amendments thereto received by the Company, or written representations that no filings were required, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met during 2001, except for a Form 3 for Steven Craig, which was required to be filed within ten days of his becoming a director in August and which was filed late on December 12, 2001.

                              CERTAIN TRANSACTIONS

     Ken L. Kenworthy, Sr. and Ken L. Kenworthy, Jr. have both been guarantors of our bank debt. These guarantees were terminated in May 2001 in connection with the execution of a restated credit agreement with our lending bank.

     Ken L. Kenworthy, Jr. loaned an aggregate amount of $575,000 to GMX in March and May, 1999 to fund the repurchase of stock from a former shareholder and to provide working capital. These loans bore interest at a floating prime rate, averaging 9.2% for the year ended December 31, 1999, 9.6% for the year ended December 31, 2000, and 9.5% in 2001 until the loans were paid out of the proceeds of our initial public offering on February 12, 2001. The loans were secured by undeveloped oil and gas leases. For the years ended December 31, 1999, and 2000 and during 2001 until repayment, interest accrued on these loans was $29,200, 47,848, and $4,102, respectively. Interest was paid monthly.

     In October 2000, Ken L. Kenworthy, Jr. and Ken L. Kenworthy, Sr. jointly loaned $230,000 to the Company to fund the repurchase of preferred stock held by an unrelated third party. This loan bore interest at a floating prime rate and was repaid on October 31, 2000 from borrowings under our credit facility.

     In February, 2000, we issued 98,000 shares of common stock to Jon Stromberg, our current Vice President--Operations, for engineering consulting services valued at $50,659 primarily performed in 1999 and pursuant to an agreement reached with Mr. Stromberg in February 1999. In connection with such issuance, Mr. Stromberg entered into an agreement providing for certain restrictions relating to the voting and transfer of his shares which terminated upon completion of the initial public offering. During 2000, prior to Mr. Stromberg's becoming employed on October 1, 2000, we paid him $79,112 in consulting fees for engineering consulting services.

     We believe all of the transactions described above were on terms as favorable to the Company as those that could have been obtained from unrelated parties in arms-length transactions. These transactions were not approved by independent directors because we did not have independent directors until after the closing of the offering. Any future affiliate transactions will be subject to review by our independent directors who will have access, at our expense, to our counsel or independent legal counsel.

                                     VOTING

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

     Shares represented by proxies that are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

     Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.

     Shares represented by valid proxies will be voted, unless otherwise directed in the proxy, FOR the election of the director nominees. As to any other business which may properly come before the Annual Meeting, shares represented by proxies will be voted in accordance with the recommendations of the board of directors, although the Company does not presently know of any other such business.

                            PROPOSALS OF SHAREHOLDERS

     Each year the board of directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the board of directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2003 must be received by the Company (addressed to the attention of the Secretary) on or before January 26, 2003. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2003 annual meeting will be considered untimely for purposes of Rule 14a-4 if notice thereof is received by the Company after March 12, 2003. The proxy solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2003 Annual Meeting unless the Company is provided with timely notice of the proposal. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Oklahoma.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, we do not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. Additional business may be properly brought before the Annual Meeting by or at the direction of our board of directors.

                                  ANNUAL REPORT

     Our Annual Report to Shareholders for the year ended December 31, 2001, including audited financial statements, is enclosed. No part of the Annual Report to Shareholders is incorporated in this Proxy Statement.

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2001 is available to shareholders without charge upon written request to Ken L. Kenworthy, Sr., 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               GMX RESOURCES INC.
                         9400 North Broadway, Suite 600
                          Oklahoma City, Oklahoma 73114
                                 (405) 600-0711

     The undersigned hereby appoints Ken L. Kenworthy, Sr. and Michael Branch as proxies (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all of the shares of common stock of GMX Resources Inc. held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on May 30, 2002 or any reconvention thereof.

Please mark your votes as indicated in this example   [X]

Item 1 - ELECTION OF DIRECTORS              FOR         WITHHELD FOR ALL

         Nominees:

         Ken L. Kenworthy, Jr.
         Ken L. Kenworthy, Sr.
         T.J. Boismier
         Steven Craig


WITHHELD FOR (Write nominee name(s) in the space provided):_____________________

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the board. As to Item 1, this Proxy will be voted as directed, but if no directions are indicated, it will be voted FOR the nominees listed in Item 1.

                                   Signature(s) _______________________________
                                   Date _______________________________________

                                   NOTE: Please sign as name appears hereon.
                                   Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

          APPENDIX TO PROXY STATEMENT OF GMX RESOURCES INC. CONTAINING
            SUPPLEMENTAL INFORMATION REQUIRED TO BE PROVIDED TO THE
                       SECURITIES AND EXCHANGE COMMISSION

     The following is information required to be provided to the Securities and Exchange Commission in connection with the Definitive Proxy Materials of GMX Resources Inc. (the "Company") in connection with the 2002 Annual Meeting of Shareholders of the Company. This information is not deemed to be part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

I. The Company anticipates that the Definitive Proxy Materials will be mailed to the shareholders on or about April 26, 2002.